EXHIBIT 3.1

THIRD AMENDED AND RESTATED BYLAWS

OF

GEOMET, INC.

(Adopted and effective as of October 16, 2015)

ARTICLE I.

OFFICES

Section 1.1                                    Registered Office.  The registered office of GeoMet, Inc. (the “Corporation”) shall be located at either (i) the principal place of business of the Corporation in the State of Delaware or (ii) the office of the Corporation or individual acting as the Corporation’s registered agent in Delaware.

Section 1.2                                    Additional Offices.  The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

Section 2.1                                    Time and Place of Stockholder Meetings.  All meetings of the stockholders for the election of directors shall be at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.  Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2                                    Annual Meetings.  Annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect by a plurality vote a Board of Directors, and transact such other business as may properly be brought before the meeting.

Section 2.3                                    Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman of the Board or the Chief Executive Officer and shall be called by the Chairman of the Board, President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote.

Section 2.4                                    Notices.  Not less than ten (10) nor more than sixty (60) days before every annual meeting or special meeting of stockholders, a written or printed notice stating the time and place thereof and, if a special meeting, the purpose or purposes for which such meeting is called, shall be served upon or mailed to each stockholder entitled to vote thereat, at the address of such stockholder as it appears upon the books of the Corporation or, if such stockholder shall have filed with the Secretary of the Corporation a written request that notices be mailed to some other address, then to the address designated in such request.  If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.  Notice of a meeting of stockholders shall specify the place, the day and the hour of the meeting, and (i) in the case of a special meeting, the general nature of the business to be transacted and that no other business may be transacted, or (ii) in the case of an annual meeting, those matters which the Board of Directors, at the date of mailing of notice, intends to present for action by the stockholders.

Section 2.5                                    Voting Lists.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days and no more than sixty days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.  Failure to comply with the requirements of this Section 2.5 shall not affect the validity of any action taken at said meeting.

Section 2.6                                    Quorum.  The holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, the Certificate of Incorporation or these Bylaws.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such reconvened meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the reconvened meeting, a notice of said meeting shall be given to each stockholder of record entitled to vote at the meeting.  The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.7                                    Required Vote.  When a quorum is present at any meeting, the vote of the holders of a majority of the capital stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.8                                    Votes Per Share.  Unless otherwise provided in the Certificate of Incorporation, each stockholder shall be entitled to one vote at every stockholders meeting for each share of capital stock held by such stockholder.

Section 2.9                                    Proxies.  At all meetings of stockholders, a stockholder may vote by proxy, executed in writing by the stockholder or by his duly authorized attorney-in-fact.  Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.  No proxy shall be valid after three (3) years from the date of its execution, unless the person executing it specified therein a longer period of time for which such proxy is to continue in force.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

ARTICLE III.

DIRECTORS

Section 3.1                                    General Powers.  Subject to the provisions of the Delaware General Corporation Law (the “DGCL”), and subject to any limitations in the Certificate of Incorporation of the Corporation relating to action required to be approved by the stockholders of the Corporation, the property, business and affairs of the Corporation shall be managed by the Board of Directors.  The Board of Directors may delegate the management of the day-to-day operation of the business of the Corporation to officers or employees or other persons, provided that the business and affairs of the Corporation shall be managed, and all corporate powers shall be exercised, under the ultimate direction of the Board.

Section 3.2                                    Election and Terms.  Directors shall be elected by a plurality of the votes of the stockholders present in person or represented by written proxy at the annual meeting.  Each director so elected shall hold office until the next annual stockholders’ meeting (or in the case of a classified or staggered Board, until the annual stockholders’ meeting at which such director’s class is up for re-election) and until said director’s successor is duly elected and qualified, or until his or her earlier death, resignation, or removal.  Any director of the Corporation may resign at any time by giving notice in writing or electronic submission to the Board or to the Secretary of the Corporation.  Any such resignation shall take effect at the time specified therein, or, if the time is not specified, it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.3                                    Number and Qualification.  The Board of Directors shall consist of not less than one (1) and not more than thirteen (13) directors, and the exact number of directors which shall constitute the Board of Directors shall be fixed from time to time by resolution of the Board; provided, however, that no decrease in the number of directors constituting the Board shall have the effect of shortening the term of any incumbent director.  None of the directors need be stockholders or residents of the State of Delaware.

Section 3.4                                    Vacancies.  Unless the Certificate of Incorporation of the Corporation provides otherwise, vacancies on the Board of Directors, however occurring, including, but not limited to, vacancies arising from newly created directorships, may be filled only by a majority vote of the remaining directors, or by the sole remaining director, although less than a quorum; but if there is a complete vacancy upon the Board with no remaining directors, the vacancies may be filled by the stockholders.  Each director so elected shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

Section 3.5                                    Removal of Directors.  Unless the Certificate of Incorporation of the Corporation otherwise provides, at any meeting of stockholders called expressly for that purpose, any director or the entire Board of Directors may be removed, only for cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 3.6                                    Compensation.  The directors shall receive only such compensation for their services as directors or as members of committees of the Board as may be allowed by resolution of the Board.  The Board may also provide that the Corporation shall reimburse each such director for any reasonable expense incurred by such director on account of such director’s attendance at any meetings of the Board or committees of the Board.  Except as otherwise limited by law, neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV.

MEETINGS OF THE BOARD OF DIRECTORS

Section 4.1                                    Location of Meetings.  The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 4.2                                    Initial Meeting.  The first meeting of each newly elected Board of Directors shall be held immediately following and at the same place as the annual meeting of stockholders and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present.  In the event such meeting is not held at such time and place, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

Section 4.3                                    Regular Meetings.  Regular scheduled, periodic meetings of the Board of Directors may be held without notice at such times and places as shall from time to time be determined by the Board.

Section 4.4                                    Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board or Chief Executive Officer or a majority of the directors.

Notice of each special meeting of the Board shall be mailed or transmitted by delivery service to each director, addressed to such director at such director’s residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such director at such place by telegraph or facsimile telecommunication or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director.  Every such notice shall state the time and place but need not state the purpose of the meeting.

Section 4.5                                    Quorum.  At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 4.6                                    Action by Consent.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 4.7                                    Telephonic Meetings.  The members of the Board of Directors or any committee thereof may participate in a meeting of the Board or committee utilizing conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.  Such participation shall constitute presence in person at the meeting.  All participants in any meeting of directors, by virtue of their participation and without further action on their part, shall be deemed to have consented to the recording of such meeting by electronic device or otherwise, and to the making of a written transcript thereof, in order that minutes thereof shall be available for the Corporation’s records.

ARTICLE V.

COMMITTEES OF DIRECTORS

Section 5.1                                    Establishment; Available Powers.  The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.  Vacancies in such committees shall be filled by the Board of Directors.

Section 5.2                                    Minutes.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 5.3                                    Procedures.  Time, place, and notice, if any, of meetings of a committee shall be determined by such committee.  At meetings of a committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business.  The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws.  If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

ARTICLE VI.

NOTICES

Section 6.1                                    Means of Giving Notice.  Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, or by a form of electronic transmission, addressed to such director or stockholder at his address as it appears on the records of the Corporation.  If notice is sent by mail, it shall be sent with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Notice sent by a form of electronic transmission shall be deemed given:  (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice, (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with a separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; or (iv) if by any other form of electronic transmission, when directed to the stockholder.  Notice to directors may also be given as set forth in Section 4.4.

Section 6.2                                    Waiver of Notice.  Whenever written notice is required to be given to the stockholders, a written waiver thereof signed by any stockholder entitled to such notice (whether, in the case of notice of a meeting, the written waiver thereof is signed before or after the meeting) shall in all respects be considered notice.  Attendance in person at any stockholders’ meeting shall for all purposes constitute waiver of notice thereof unless the stockholder attends the meeting for the sole purpose of objecting to the transaction of any business thereat because the meeting is not lawfully called or convened and unless such stockholder so objects at the beginning of the meeting and does not otherwise participate therein.

ARTICLE VII.

OFFICERS

Section 7.1                                    Officers and Elections Thereof.  The Board of Directors shall elect a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a President, a Treasurer and a Secretary (collectively, the “Required Officers”) having the respective duties enumerated below and may elect such other officers having the titles and duties set forth below that are not reserved for the Required Officers or such other titles and duties as the Board may by resolution from time to time establish:

(a)                                 Chairman of the Board.  The Chairman of the Board shall, when present, preside at meetings of the Board of Directors and the stockholders.  He or she shall assist the Board of Directors in the formulation of policies of the Corporation, and shall be available to other officers for consultation and advice.  Where formulation of policies of the Corporation does not require action by the Board of Directors, such policies shall be formulated by the Chairman of the Board in collaboration with the President.  He or she shall have such other powers and duties as may, from time to time, be prescribed by the Board of Directors.

(b)                                 Chief Executive Officer.  Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if any, the Chief Executive Officer of the Corporation shall have general and active management and supervision of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  He shall have all power and duties of supervision and management usually vested in the general manager of a Corporation, including the supervision and direction of all other officers of the Corporation and the power to appoint and discharge agents and employees.

(c)                                  Chief Financial Officer.  The Chief Financial Officer shall, subject to the control of the Board of Directors, the Chief Executive Officer and the Chairman of the Board, if there is one, in general assist the Chief Executive Officer.  The Chief Financial Officer may sign any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed and executed; and shall perform all duties relating to the general management and operation (with specific attention to financial matters) of the Corporation incident to the office of Chief Financial Officer and such other duties as may be prescribed by the Board of Directors from time to time.

(d)                                 President.  The President will be the chief administration officer of the Corporation and, subject to the control of the Board of Directors and the Chief Executive Officer, will supervise and control all of the business and affairs of the Corporation.  The President will have all powers and perform all duties incident to the office of President and will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.  In the absence of the Chief Executive Officer or in the event of his or her inability or refusal to act, the President will perform the duties of the Chief Executive Officer.

(e)                                  Vice Presidents.  In the absence of the President or in the event of his inability or refusal to act, the vice president, if one is elected, (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president.  The vice presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

(f)                                     Secretary.  The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be.  He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

(g)                                  Assistant Secretary.  The assistant secretary, if one has been elected, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

(h)                                 Treasurer.  The treasurer shall have custody of the corporate funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation.  If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

(i)                                     Assistant Treasurers.  The assistant treasurer, if one has been elected, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 7.2                                    Compensation.  The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors or a committee thereof.  None of such officers shall be prevented from receiving such compensation by reason of the fact that such officer is also a director of the Corporation.  Nothing contained herein shall preclude any officer from serving the Corporation, or any subsidiary corporation, in any other capacity and receiving such compensation by reason of the fact that such officer is also a director of the Corporation.

Section 7.3                                    Term and Removal.  Except as may be otherwise provided by the Board of Directors or in these Bylaws, each officer of the Corporation shall hold office until the next annual meeting of the Board of Directors or until his successor is duly elected and qualified, or until his earlier death, resignation or removal.  Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors.  If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

Section 7.4                                    Resignations.  Any officer or assistant may resign at any time by giving written notice of such resignation to the Board or the Secretary of the Corporation.  Any such resignation shall take effect at the time specified therein, or, if the time be not specified, upon receipt thereof by the Board or the Secretary, as the case may be; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 7.5                                    Other Officers.  The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

ARTICLE VIII.

CERTIFICATES OF STOCK

Section 8.1                                    Stock Certificates.  The certificates for shares of the Corporation’s capital stock shall be in such form as shall be determined from time to time by the Board of Directors.  Each stock certificate shall have plainly stated on its face:  the name of the Corporation, its state of incorporation, the name of the registered holder of such certificate, and the number and par value of the shares represented thereby, and any other matters required by law.  The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the President or a Vice President and by the Secretary or Assistant Secretary, the Treasurer or Assistant Treasurer.  Any of or all of the signatures on the certificates may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon, any such certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue.  Each stock certificate shall also have conspicuously noted thereon any restriction on transfer applicable to such certificate.

Section 8.2                                    Stock Transfer Books.  A record of all certificates for shares issued by the Corporation shall be kept by the Secretary or by any transfer agent or registrar appointed pursuant to Section 8.3 below at the principal office of the Corporation or at the office of such transfer agent or registrar.  Such record shall show the name and address of the person, firm or corporation in which certificates for shares are registered, the number and classes of shares represented by each such certificate, the date of each such certificate, and in the case of certificates which have been canceled, the dates of cancellation thereof.

Section 8.3                                    Transfer Agents and Registrars.  The Board of Directors may appoint one (1) or more transfer agents, registrars or other agents for the purpose of registering transfer of shares of the Corporation, issuing new certificates of shares of the Corporation and canceling certificates surrendered to the Corporation.  Such agents and registrars shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

LOST CERTIFICATES

Section 8.4                                    Lost, Stolen, Destroyed and Mutilated Certificates.  The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 8.5                                    Registration of Transfer.  Registration of stock transfers shall be made only upon the books of the Corporation upon due presentment to the Corporation of a stock certificate for registration of transfer of the shares evidenced thereby, accompanied by the written assignment thereof by the person in whose name the stock is registered or by his or her duly constituted attorney-in-fact.  Prior to presentment for registration of transfer as aforesaid, the Corporation may, at its option, treat the registered owner of any shares of its stock as the owner-in-fact of such shares and as the person exclusively entitled to exercise and enjoy all rights, powers, and privileges of the owner thereof.  Accordingly, the Corporation shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 8.6                                    Direct Registration Program.  Notwithstanding the foregoing, the corporation may issue shares of capital stock in the form of uncertificated shares.  Such uncertificated shares of capital stock shall be credited to a book entry account maintained by the corporation (or its designee) on behalf of the stockholder.  Additionally, notwithstanding the foregoing, the shares of capital stock of the corporation shall be eligible for a Direct Registration Program operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended.

Section 8.7                                    Fixing Record Date.  In order that the Corporation may determine the stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action, nor, in the case of determining the stockholders entitled to consent to corporate action without a meeting of stockholders or any adjournment thereof, more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  A determination of stockholders of record entitled to notice of and to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE IX.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 9.1                                    General.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the Delaware General Corporation Law and including against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 9.2                                    Actions by or in the Right of the Company.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 9.3                                    Indemnification Against Expenses.  To the extent that a present or former director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 9.1 and Section 9.2 hereof, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

Section 9.4                                    Board Determinations.  Any indemnification under Section 9.1 and Section 9.2 hereof (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 9.1 and Section 9.2 hereof.  Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such disinterested directors or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.  Notwithstanding anything contained in this Article IX to the contrary, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any person (or such person’s heirs, executors or representatives) in connection with any action, suit or proceeding (or part thereof) initiated by such person unless such action, suit or proceeding was authorized or consented to by the Board.

Section 9.5                                    Advancement of Expenses.  Expenses including attorneys’ fees incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation to the extent allowed under applicable law in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article IX.  Such expenses incurred by former directors and officers may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 9.6                                    Nonexclusive.  The indemnification and advancement of expenses provided by this Article IX shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Certificate of Incorporation or any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 9.7                                    Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article IX.

Section 9.8                                    Certain Definitions.  For purposes of this Article IX, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

Section 9.9                                    Change in Governing Law; Effect of Amendment or Repeal of this Article.  In the event of any amendment or addition to Section 145 of the Delaware General Corporation Law or the addition of any other section to such law that limits indemnification rights thereunder, the Corporation shall, to the extent permitted by the Delaware General Corporation Law, indemnify to the fullest extent authorized or permitted hereunder, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation), because he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.  Any amendment or repeal of this Article IX shall not adversely affect any rights to indemnification of a director or officer of the Corporation existing at the time of such amendment or repeal with respect to any acts or omissions occurring prior to such amendment or repeal.

ARTICLE X.

DIVIDENDS

Section 10.1                             Dividends.  Subject to the provisions of the Certificate of Incorporation of the Corporation and the laws of the State of Delaware, dividends upon the capital stock of the Corporation may be declared from time to time by the Board of Directors.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 10.2                             Reserve.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE XI.

MISCELLANEOUS

Section 11.1                             Fiscal Year.  The fiscal year of the Corporation shall be the calendar year unless and until changed by the Board of Directors.

Section 11.2                             Seal.  The corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved from time to time by the Board of Directors.  The seal may be used by causing it or a facsimile thereof to be impressed, affixed, imprinted or in any manner reproduced.

Section 11.3                             Execution of Contracts.  The Board, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 11.4                             Interested Directors and Officers; Quorum.  Any contract or other transaction between the Corporation and one or more of its directors, between the Corporation and any firm of which one or more of its directors is a member or of which a director is an employee or in which a director is otherwise interested, or between the Corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers or employees or in which they are interested shall be valid for all purposes.  The foregoing shall be true notwithstanding the presence of such director or directors at the meeting of the Board of Directors of the Corporation that acts upon or in reference to such contract or transaction and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall nevertheless authorize, approve and ratify such contract or transaction by vote of a majority.

Section 11.5                             Forum for Adjudication of Disputes.  Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, (3) any action asserting a claim arising pursuant to any provision of the DGCL or these Bylaws or the Certificate of Incorporation (as either may be amended from time to time), or (4) any action asserting a claim against the Corporation or any director, officer or other employee of the Corporation governed by the internal affairs doctrine; provided, however, that, if the Court of Chancery of the State of Delaware lacks jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 11.5.

Section 11.6                             Amendments.  These Bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting.

Section 11.7                             Headings.  All headings and other titles and captions used in these Bylaws are for convenience only and shall not be considered in construing or interpreting any provision of these Bylaws.